EXHIBIT (a)(1)(H)(ii)

INTEGRATED SILICON SOLUTION, INC.

OPTION AMENDMENT

(for “Out of the Money” Options)

Integrated Silicon Solution, Inc. (the “Company”) and [OPTIONEE NAME] (the “Optionee”) are parties to the stock option agreements listed on Exhibit A (“Agreements”) granting Optionee options (the “Options”) to purchase shares of the Company’s common stock subject to the terms of the Integrated Silicon Solution, Inc. 1998 Stock Plan or the Integrated Silicon Solution, Inc. Nonstatutory Stock Plan.

1. Modification of Exercise Price. As of the date hereof, the Exercise Price per Share set forth in each Agreement shall be amended to equal the number set forth opposite the option applicable to such Agreement listed on Exhibit A under the caption “New Exercise Price.”

2. Modification of Total Number of Shares Granted. As of the date hereof, the Total Number of Shares Granted set forth in each Agreement shall be amended to equal the number set forth opposite the option applicable to such Agreement listed on Exhibit A under the caption “New Total Number of Shares Granted.”

3. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.

4. Entire Agreement. This Amendment, taken together with the Agreements (to the extent not expressly amended hereby) and any duly authorized written agreement entered into by and between the Company and the Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto. This Amendment amends your Agreements. Please read this Amendment carefully and keep it for future reference.

IN WITNESS WHEREOF, this instrument is executed as of                     , 2007.

INTEGRATED SILICON SOLUTION, INC.

By:

Exhibit A

Governing Stock Option Plan	Grant Number	Option Grant Date	New Exercise Price	New Total Number of Shares Granted
	[INSERT]	[INSERT]	[INSERT]	[INSERT]

	[INSERT]	[INSERT]	[INSERT]	[INSERT]

	[INSERT]	[INSERT]	[INSERT]	[INSERT]